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                                                                 EXHIBIT (23)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 33-13197, 33-21030, 33-39704,
33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365, 33-53367, 333-02783,
333-02961, 333-02963, 333-33531, 333-38599, 333-34112, 333-34344, 333-45341,
333-76653, and 333-40136) of Pharmacia Corporation of our report dated February 12, 2001 relating to the financial statements, which report appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP


FLORHAM PARK, NEW JERSEY
MARCH 23, 2001